Exhibit 32

SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report on Form 10-Q of RadioShack Corporation (the “Company”) for the period ended June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Joseph C. Magnacca, Chief Executive Officer of the Company, and Holly Felder Etlin, Interim Chief Financial Officer of the Company, certify to our knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph C. Magnacca

Joseph C. Magnacca
Chief Executive Officer
April 23, 2013

/s/ Holly Felder Etlin

Holly Felder Etlin
Interim Chief Financial Officer
July 23, 2013

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.